FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 8, 2009

RECYCLE TECH, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-53151	20-2776793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9195 West 44th Ave., A-6, Wheat Ridge, Colorado 80333
 (Address of principal executive offices including zip code)

(303) 539-9381
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Recycle Tech,” “we,” “us,” and “our,” refer to Recycle Tech, Inc., a Colorado corporation, and our wholly-owned subsidiary, Computer Resellers, Inc.

Item 3.02 Unregistered Sales of Equity Securities.

On July 7, 2009, we sold a total of 20,129,800 shares of our common stock to our President, Mr. Bruce A. Capra, at a price of $0.001 per share. Mr. Capra paid for these shares for past services rendered to us, for aggregate consideration of $20,129.80.

As a result of this transaction, we now have a total of 24,276,400 common shares issued and outstanding.

For this transaction, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Sections 4(2) and 4(6) of the Act since, among other things, the transaction did not involve a public offering; the purchaser was accredited; the purchaser had access to information about us and his investment; and, the purchaser took the securities for investment and not resale. We took appropriate measures to restrict the transfer of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2009		Recycle Tech, Inc.
	By:	/s/ Bruce A. Capra
Bruce A. Capra Chief Executive Officer